Exhibit 4.3










            MAINSTREET BANKGROUP INCORPORATED

                1997 STOCK INCENTIVE PLAN




























                Effective April 23, 1997
                        ARTICLE I
                       DEFINITIONS
1.01.Affiliate means any "subsidiary or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.
1.02.Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares, or an Option, SAR or Stock Award granted to such Participant.
1.03.Board means the Board of Directors of the Company.
1.04.Change in Control means a change of control which occurs when:
(i) for any reason less than a majority of the members of the Board are members of the Incumbent Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent
Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such person were a member of the Incumbent Board; (ii) all or substantially all of the assets of the Company are sold, transferred or conveyed by any means, including but not limited to direct purchase or merger, if the transferee is not controlled by the Company, control meaning the ownership of more than 50% of the combined voting power of such entity's voting securities; or (iii) the Company is merged or consolidated with another corporation or entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company. Notwithstanding anything in the foregoing to the contrary no Change in Control shall be deemed to have occurred by virtue of any transaction (w) which results in a Participant or a group of Persons which includes the Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities; (x) arranged or caused by a federal bank regulatory agency possessing appropriate jurisdiction on the grounds of failing financial condition of the Company or any Bank Affiliate which results in the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Company's voting securities by any person;
(y) initiated, caused, arranged, promoted, assisted or facilitated in whole or in part by a Participant without the prior express approval of the Incumbent Board (including members of the Board who are deemed members of the Incumbent Board under the provisions of clause
(i) above);
or (z) which results in the Company, any Affiliate or any profit sharing plan, employee stock ownership plan or employee benefit plan of the Company or any Affiliate (or any trustee of, or fiduciary with respect to, any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company's voting securities.
1.05.Committee means the committee appointed by the Board to administer the Plan pursuant to Article III. The Committee shall be comprised solely of two or more members of the Board who satisfy the requirements of Rule 16b-3(b)(3) of the Securities and Exchange Commission.
1.06.Common Stock means the common stock of the Company.
1.07.Company means MainStreet BankGroup Incorporated.
1.08.Control Change Date means the date on which a Change in Control occurs.
If
a Change in Control occurs on account of a series of transactions or events, the "Control Change Date" is the date of the last of such transactions or events.
1.10.Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.11.Effective Date means April 23, 1997.
1.12.Fair Market Value means, on any given date, the value of the Common Stock as determined by the Committee using any reasonable method in good faith.
1.13.Incumbent Board means the Board as constituted on February 26, 1997. 1.14.Initial Value means, with respect to an SAR, the Fair Market
Value of one share of Common Stock on the date of grant; provided, however, that with respect to a Corresponding SAR, the term
"Initial Value" means the option price of the related option or the Fair Market Value of one share of Common Stock on the date of grant, as set forth in the Agreement.
1.15.Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common
Stock at the price set forth in an Agreement.
1.16.Participant means an employee of the Company or an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to receive an award of Performance Shares, an Option, an SAR, or a Stock Award or a combination thereof.
1.17.Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant to receive a Stock Award, a payment of cash, or a combination thereof.
1.18.Person means a person, including a group, within the meaning of Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended.
1.19.Plan means the MainStreet BankGroup Incorporated 1997 Stock
Incentive Plan.
1.20.Restricted Stock means shares of Common Stock that are nontransferable or subject to a substantial risk of forfeiture or both and that the Committee may grant to a Participant pursuant to a Stock Award. Shares of Common Stock shall cease to be Restricted
Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of a substantial risk of forfeiture.
1.21.SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common
Stock encompassed by the exercise of such SAR, the excess of the Fair
Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.22.Stock Award means Common Stock awarded to a Participant under Article IX (including an award of Restricted Stock) or in full or partial settlement of an award of Performance Shares.
1.23.Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.
                       ARTICLE II
                        PURPOSES
	The Plan is intended to assist the Company and Affiliates in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and its shareholders. The Plan authorizes the award of Performance
Shares, the grant of Stock Awards, SARs, and the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of the Common Stock pursuant to this Plan shall be used for general corporate purposes.
                       ARTICLE III
                     ADMINISTRATION
	Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to award Performance Shares and to grant Options, SARs and Stock Awards upon such terms
(not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Performance Shares or a Stock Award.
  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which an award of Performance Shares may be earned or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of this Plan;
to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Stock Award or an award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.
    	The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section
16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan and the previous delegation by the Committee.
                       ARTICLE IV
                       ELIGIBILITY
4.01.General.  Any employee of the Company or an Affiliate
(including a corporation that becomes an Affiliate after the adoption of this Plan) is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company or an Affiliate. Directors of the Company who are employees of the Company or an Affiliate may be selected to participate in this Plan. 4.02.Grants. The Committee will designate individuals to whom Performance Shares are to be awarded and to whom Options, SARs and Stock Awards are to be granted and will specify the number of shares of Common
Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. Each award of Performance Shares and all Options, SARs, and Stock Awards granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and its Affiliates) which are first exercisable in any calendar year for stock having an aggregate Fair Market Value
(determined as of the date an Option is granted) exceeding the limit prescribed by Section 422(d) of the Code. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.
                        ARTICLE V
                  STOCK SUBJECT TO PLAN
	Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue authorized but unissued Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs) authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under this Plan with respect to Stock Awards, Options, SARs and Performance
Shares is 550,000 shares, subject to adjustment as provided in Article XI. If an Option or SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance
Shares to be granted under this Plan.  If an award of Performance
Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the award of Performance Shares or a portion thereof may be reallocated to other Options, SARs, Stock Awards and Performance
Shares to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, the number of shares of Common Stock allocated to the Stock Award or a portion thereof may be reallocated to other Options, SARs and Performance Shares to be granted under this Plan.
                         ARTICLE VI
                      OPTION PRICE
	The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant; provided, however, that the price per share for Common
Stock purchased on the exercise of any Option that is an incentive stock option shall not be less than the Fair Market Value on the date the Option is granted. The preceding sentence to the contrary notwithstanding, the price per share shall not be less than 110% of the share's Fair Market Value in the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date such Option is granted.
                              ARTICLE VII
                   EXERCISE OF OPTIONS AND SARS
7.01.Maximum Option or SAR Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant, except that no Option or SAR shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. In the case of an incentive stock option that is granted to a Participant who is a Ten Percent
Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. 7.02.Nontransferability. Any Option or SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subjec to, any lien, obligation, or liability of such Participant.
7.03.Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option or
 SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.
                      ARTICLE VIII
                   METHOD OF EXERCISE
8.01.Exercise. Subject to the provisions of Articles VII and XII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding
SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair
Market Value exceeds the option price of the related Option. An Option or SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with this Plan and the applicable Agreement with respect to remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

8.02.Change in Control.  All outstanding Options and SARs previously granted under the Plan shall be exercisable, in whole or in part, on a Control Change date and shall remain exercisable thereafter in accordance with the terms of this Plan and the applicable Agreement. 8.03.Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee.  If the Agreement provides, payment of all or part of the Option price also may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
8.04.Determination of Payment of Cash and/or Common Stock Upon
Exercise of SAR.  The amount payable as a result of the exercise of an SAR may be settled by the payment of cash, the issuance of
Common Stock, or a combination thereof; as determined by the
Committee in its discretion.
8.05.Shareholder Rights.  No Participant shall have any rights as a shareholder with respect to shares subject to an Option or
SAR until the date of exercise of such Option or SAR and, in the case of an SAR, only to the extent that the SAR is settled by the issuance of Common Stock.
                       ARTICLE IX
                      STOCK AWARDS
9.01.Vesting.  The Committee, on the date of the award, may, but shall not be required to, prescribe that a Participant's rights in the Stock
 Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement.  By way of example and not of limitation, the restrictions may postpone transferability of the shares until the attainment of performance objectives prescribed by the Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term. Notwithstanding the preceeding sentences, each outstanding Stock Award shall be transferable and nonforfeitable as of a Control Change Date.
9.02.Shareholder Rights.  In accordance with the terms of the
Agreement,  a Participant will have all rights of a shareholder with respect to the Common Stock covered by a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Restricted Stock, (ii) the
Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the Restricted Stock is, in accordance
 with the terms of the applicable Agreement, transferable and no longer forfeitable.
                        ARTICLE X
               AWARD OF PERFORMANCE SHARES
10.01.	Earning the Award.  The Committee, on the date of the
grant of an award, may prescribe that the Performance Shares, or a portion thereof, will be earned according to the terms of the applicable Agreement.  By way of example and not of limitation the
Agreement may specify that Performance Shares shall be
earned only upon the Participant's completion of a specified period of employment with the Company or an Affiliate or upon the attainment of stated performance objectives or goals. Notwithstanding the preceding sentences, each outstanding Performance Share shall be earned in its entirety as of a Control Change Date.
10.02.	Settlement.  In the Committee's discretion, the amount
payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award.  A fractional share shall not be deliverable when a Performance Shares is settled, but a cash payment will be made in lieu thereof.
10.03.	Shareholder Rights.  No Participant shall, as a result of
receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance
Shares is earned and a Stock Award is made.  After and to the extent that an award of Performance Shares is settled with a Stock Award, a Participant will have all the rights of a shareholder as described in Plan section 9.03.
10.04.	Nontransferability.  A Participant may not sell, transfer,
pledge, exchange, hypothecate, or otherwise dispose of an award of Performance Shares or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution.
                       ARTICLE XI
         ADJUSTMENT UPON CHANGE IN COMMON STOCK
	The maximum number of shares which may be issued pursuant to Options, SARs and Stock Awards under this Plan and the terms of outstanding awards of Performance Shares, Options, SARs and Stock Awards shall be adjusted, as the Committee shall determine to be equitably required in the event that the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies. Any determination made under this Article XI by the Committee shall be final and conclusive.
	The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares which may be issued pursuant to Options, SARs and Stock Awards under this Plan or the terms of outstanding awards of Performance Shares, Options, SARs, or Stock Awards.
	The Committee may award Performance Shares or grant Options, SARs and Stock Awards in substitution for performance shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XI.
Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted award of Performance Shares, or grant of an Option, SAR, or Stock
Award shall be as the Committe, in its discretion, determines is appropriate.
                      ARTICLE XII
                 COMPLIANCE WITH LAW AND
              APPROVAL OF REGULATORY BODIES

	No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certiciate issued to evidence Common Stock for which a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable, no Stock
Award shall be granted, no Common Stock shall be issued, no
certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
                      ARTICLE XIII
                   GENERAL PROVISIONS
13.01.	Effect on Employment.  Neither the adoption of this Plan,
its operation, nor any documents describing or referring to this
Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.
13.02.	Unfunded Plan.  The Plan, insofar as it provides for awards or grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards or grants under this Plan.  Any liability of the Company to any person with respect to any award or grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.
No such obligation of the Company shall be deemed to be secured by any pledge of, or or other encumbrance on, any property of the Company.
13.03.	Disposition of Stock.  A Participant shall notify the Committee of any sale or other disposition of Common Stock acquired pursuant to an
Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.
13.04.	Rules of Construction.  Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.
The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
                       ARTICLE XIV
                        AMENDMENT
	The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment materially changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares, or any Option, SAR or Stock Award outstanding at the time such amendment is made.
                       ARTICLE XV
                    DURATION OF PLAN
	No Performance Shares may be awarded and no Option, SAR or Stock Award may be granted under this Plan after February 25, 2007. Awards of Performance Shares and Options, SARs and Stock Awards granted on or before that date shall remain valid in accordance with their terms.